Exhibit 1.2

Yukon
Community Services
Services aux collectivités

ARTICLES OF AMENDMENT

BUSINESS CORPORATIONS ACT (SECTION 30 OR 179) FORM 5-01

CLAUSES MODIFICATRICES DES STATUTS CONSTITUTIFS

LOI SUR LES SOCIÉTÉS PAR ACTIONS DU YUKON (ARTICLE 30 OU 179) FORMULAIRE 5-01

1. NAME OF CORPORATION / *DÉNOMINATION SOCIALE :*

NEVADA STAR RESOURCE CORP.

2. CORPORATE ACCESS NUMBER / *NUMÉRO D'ENREGISTREMENT :*

26611

3. THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED PURSUANT TO A COURT ORDER:
LA MODIFICATION DES STATUTS DE LA SOCIÉTÉ SUSMENTIONNÉE DÉCOULE D'UNE ORDONNANCE DE LA COUR :

☐ YES / *OUI* ☑ NO / *NON*

4. THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED AS FOLLOWS:
LES STATUTS DE LA SOCIÉTÉ SUSMENTIONNÉE SONT AINSI MODIFIÉS :

The Articles of Continuance are amended as follows:

(a) Section one is amended by changing the name of the Corporation from Nevada Star Resource Corp. to Pure Nickel Inc.

(b) All of the issued and outstanding common shares of the Corporation as of the date hereof are consolidated on the basis of every five (5) such common shares before consolidation being consolidated into one (1) common share.

FILED
MAR 30 2007
REGISTRAR OF CORPORATIONS

5. DATE / *DATE*	SIGNATURE / *SIGNATURE*	TITLE / *TITRE*
2007/03/29	[signature]	Corporate Secretary

Personal information contained on this form is collected under the *Business Corporations Act* and will be used to compile a public registry. For further information, contact the Manager, Corporate Affairs at (867) 667-5225, toll free within Yukon 1-800-661-0408.

Les renseignements personnels contenus dans ce document sont recueillis en vertu de la Loi sur les sociétés par actions *et seront utilisés afin d'établir un registre public. Pour plus de renseignements, veuillez communiquer avec le directeur, Entreprises, associations et coopératives, au (867) 667-5225, ou sans frais au Yukon au 1-800-661-0408.*

Yukon
Justice

BUSINESS CORPORATIONS ACT
FORM 3

Certificate of Continuance

NEVEDA STAR RESOURCE CORP.

I hereby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of Continuance, under section 190 of the Business Corporations Act.

Corporate Access Number:26611
Date of Continuance:1998-06-17

M. Richard Roberts
D/Registrar of Corporations

Yukon

BUSINESS CORPORATIONS ACT
(Section 190)

Form 3-01

ARTICLES OF CONTINUANCE

1. Name of Corporation.

   NEVADA STAR RESOURCE CORP.

2. The classes and any maximum number of shares that the corporation is authorized to issue

   The attached Schedule "A" is incorporated into and forms part of the Articles of Continuance

3. Restrictions if any on share transfers:

   There are no restrictions on the share transfers.

4. Number (or minimum or maximum number) of Directors:

   Not less than three (3), not more than fifteen (15)

5. Restrictions if any on businesses the corporation may carry on:

   The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.

6. If change of name effected, previous name: NOT APPLICABLE

7. Details of incorporation:

   Incorporated on April 29, 1987 under the laws of the Province of British Columbia under the name Nevada Star Resource Corp.

8. Other provisions if any:

   The attached Schedule "B" is incorporated into and forms part of these Articles of Continuance

9. Date	Signature	Title
June 1, 1998	B Bullock	Corporate Secretary

YG(3040Q)F1 REV. 11/87

FILED

JUN 17 1998

DEPUTY REGISTRAR
OF CORPORATIONS

C 1003 AAB (80.)

SCHEDULE "A"

NEVADA STAR RESOURCES CORP.

The classes and any maximum number of shares that the Corporation is authorized to issue:

The Corporation is authorized to issue an unlimited number of shares without nominal or par value and the authorized capital of the Corporation is to be divided into:

1. Common shares which shall have attached thereto the following preferences, rights, conditions, restrictions, limitations, or prohibitions:

   (a) Voting

   Holders of Common shares shall be entitled to vote at any meeting of the shareholders of the Corporation and have one vote in respect of each Common share held by them.

   (b) Dividends

   Holders of Common shares shall be entitled to receive, out of all profits or surplus available for dividends, any dividend declared by the Corporation on the Common shares.

   (c) Participation in Assets on Dissolution

   In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common shares shall be entitled to receive the remaining property of the Corporation.

SCHEDULE "B"
NEVADA STAR RESOURCES CORP.

Other provisions, if any:

1. A meeting of the shareholders of the Corporation may, in the directors' unfettered discretion, be held at any location in North America, South America, Europe and Asia specified by the directors in the Notice of such meeting.

2. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting of the Corporation, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.